Exhibit 10.2


                                 PROMISSORY NOTE
$2,000,000.00                                                    Effective Date:
                                                                 October 1, 2001


     FOR VALUE RECEIVED, CIRCUIT SOURCE INTERNATIONAL, INC., a Nevada corporation (referred to below as "Maker"), promises to pay to the order of WILLIAM C. MALONE (referred to below as "Payee"), at Phoenix, Arizona, or at such other place as the Payee shall designate in writing, the sum of Two Million and No/100 Dollars ($2,000,000.00), with interest on the unpaid principal balance from the Effective Date of this Note~ until paid, at the rate often percent (10%) per annum. The entire principal balance plus all accrued interest thereon is due and payable on or before January 31, 2002.

     Principal and interest shall be payable in lawful money of the United States. All payments hereunder shall be applied in the following order, to the extent applicable: late fees, interest accrued to date, reasonable costs and attorneys' fees incurred by the Payee for collection, principal then due, and the balance to a reduction of principal in the order set forth below for prepayments.

     Maker shall have the right from time to time to prepay the whole or any part of the principal sum hereof without penalty, bonus or other prepayment charges provided all interest hereon is paid to the date of such prepayment.

     Upon any default by the Maker hereunder, or upon any default under the Security Agreement (Pledge) or Security Agreement (Assets) (as defined herein) securing this Note (after the expiration of any ewe period provided therein), at the option of Payee or any holder hereof without notice or demand to Maker, the balance of all amounts outstanding hereunder shall become immediately due and payable, in which event the Payee or any holder hereof may immediately proceed to take any remedies available to it hereunder or under the Security Agreement (Pledge). Scanty Agreement (Assets) and Guaranty (as described below). The whole of the principal sum, together with costs and attorneys' fees, shall bear interest at the rare of fifteen percent (15%) per annum (the "Default Rate"), after default and from and after maturity, whether or not resulting from acceleration. The payment and acceptance of any sums at any time, or the failure to exercise any rights herein given the Payee, shall not constitute a waiver of Payee's rights in the event of any subsequent default.

     In the event Payee or any holder hereof utilizes the services of an attorney in attempting to collect the amounts due hereunder or to enforce the terms hereof or of any agreements related to this indebtedness, or if Payee or any holder hereof becomes party plaintiff or defendant in any legal proceeding for the recovery or protection of the indebtedness evidenced hereby, Maker and any endorsers and guarantors hereof agree to pay, in addition to the principal and interest due hereon, all costs and a reasonable amount as attorneys' fees, whether or not suit is brought shall further pay all costs, expenses and attorneys' fees incurred after the filing by or Maker of any proceeding under any chapter of the Bankruptcy Act or any similar federal or state statute.
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     The  Maker,  any  endorsers  and any  guarantors  severally  waive  demand, presentment, protest and demand and, notice of protest, demand and dishonor and non-payment of this note and all other notice of any kind, and expressly agree that the maturity of this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of Maker or said endorsers and guarantors.

     This Note shall be governed by the laws of the State of Arizona and any action brought under or arising out of this Note. The Maker hereby consents to the jurisdiction of any competent court within the State of Arizona and consents to service of process by any means authorized by the laws of the State of Arizona.

     Tune is of the essence of this Note and each and every covenant, condition, term and provision hereof

     This Note shall be secured at all times by a pledge of six thousand and twenty (6,020) shares of common stock of Avanti Circuits, Inc., pursuant to a Security Agreement (Pledge) (herein so called), all of the assets of Avanti Circuits, Inc. pursuant to a Security Agreement (Assets) (herein so called) and the personal guaranty of James Keaton (the "Guaranty"), the terms, covenants and provisions of which are incorporated herein by this reference.


                                    CIRCUIT SOURCE INTERNATIONAL, INC.,
                                    a Nevada corporation

                                    By:  /s/ James Keaton
                                         ---------------------------------
                                    Its: President